Exhibit 99.1
Sun Country Airlines Reports Third Quarter 2024 Results
Revenue of $249 million, highest third quarter on record(1)
GAAP diluted EPS of $0.04, operating income of $12 million and margin of 5.0%
Adj. diluted EPS(2) of $0.06, adjusted operating income(2) of $14 million and margin of 5.6%
MINNEAPOLIS. October 30, 2024. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines,” “Sun Country,” the “Company”) (NASDAQ: SNCY) today reported financial results for its third quarter ended September 30, 2024.

“Sun Country is pleased to report our ninth consecutive profitable quarter with GAAP EPS of $0.04 and adjusted EPS of $0.06(2),” said Jude Bricker, Chief Executive Officer of Sun Country. “Despite the impact of the Crowdstrike outage and the hurricanes during the quarter, we delivered $249 million of total revenue, the highest third quarter on record for Sun Country. Robust growth in our charter and cargo businesses helped offset lower scheduled service revenue, demonstrating the effectiveness of our diversified business model. Additionally, our GAAP operating margin of 5.0% and adjusted operating margin of 5.6%(2) exceeded the top end of our guidance range. While third quarter unit revenue was lower than last year, we began to see year-over-year favorability in fares booked in September, which has persisted into the fourth quarter. As always, we want to thank our employees for their hard work and dedication during a challenging operating period.”
Overview of Third Quarter

	Three Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2024	2023	% Change
Total Operating Revenue	$249.5	$248.9	0.2
Operating Income	12.4	19.0	(34.9)
Income Before Income Tax	3.0	10.1	(70.2)
Net Income	2.3	7.6	(69.1)
Diluted earnings per share	$0.04	$0.13	(69.2)

	Three Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2024	2023	% Change
Adjusted Operating Income (2)	$13.9	$20.0	(30.8)
Adjusted Income Before Income Tax (2)	4.5	11.1	(59.5)
Adjusted Net Income (2)	3.5	8.4	(58.4)
Adjusted diluted earnings per share (2)	$0.06	$0.14	(57.1)

	Nine Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2024	2023	% Change
Total Operating Revenue	$815.3	$804.1	1.4
Operating Income	79.9	110.4	(27.6)
Income Before Income Tax	52.6	86.5	(39.1)
Net Income	39.5	66.5	(40.7)
Diluted earnings per share	$0.72	$1.12	(35.7)

	Nine Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2024	2023	% Change
Adjusted Operating Income (2)	$84.5	$118.5	(28.7)
Adjusted Income Before Income Tax (2)	57.2	94.9	(39.7)
Adjusted Net Income (2)	43.0	72.9	(41.1)
Adjusted diluted earnings per share (2)	$0.78	$1.23	(36.6)
Amounts presented in the tables above may not recalculate due to rounding

For the quarter ended September 30, 2024, Sun Country reported net income of approximately $2 million and income before income tax of $3 million, on $249 million of revenue. Adjusted income before income tax(2) for the quarter was approximately $4 million. GAAP operating income during the quarter was $12 million, while adjusted operating income(2) was $14 million, and GAAP operating margin was 5.0% and adjusted operating margin(2) was 5.6%.

“Our third quarter results reflect the continued earnings power of our diversified business model,” said Dave Davis, President and Chief Financial Officer. “Cargo revenue per block hour grew by 16.0% year-over-year while third quarter charter revenue easily exceeded charter block hour growth. This strength partially offset the weaker third quarter scheduled service demand environment that we experienced. We expect strength in these businesses to persist, while we also see improving trends in scheduled service unit revenue in the fourth quarter and into 2025. We continue to exhibit solid cost control as our GAAP operating expense grew 3.1% while total block hours grew 3.8% in the third quarter. Adjusted CASM(3) grew by 3.7% year-over-year, largely driven by near-in reductions in scheduled service capacity. We have right-sized our scheduled service capacity to match current demand and we expect fourth quarter scheduled service ASMs to grow by slightly over 3% versus last year. We are preparing to take on additional cargo aircraft in 2025, and still expect the first aircraft to enter service in late March or early April 2025, allowing us to take full advantage of seasonally strong first quarter passenger demand.”
Notable Highlights

•Ninth consecutive profitable quarter and highest third quarter total revenue on record(1).
•Further extended the existing lease on one 737-800 aircraft Sun Country has on lease to an unaffiliated airline. This aircraft is now expected to redeliver to Sun Country in November 2025.
•Supported Major League Soccer by flying all 18 Liga MX teams home for 2024 Leagues Cup.
Capacity
System block hours flown during the third quarter of 2024 grew by 3.8% year-over-year. All of this growth was allocated to the passenger segment, resulting in a 5.8% increase in scheduled service ASMs and 1.7% increase in charter block hours. Scheduled service ASMs are expected to grow in the fourth quarter 2024 by slightly more than 3% over fourth quarter 2023. Cargo block hours declined in the third quarter by 3.6% year-over-year due to scheduled heavy maintenance events and the impact of the hurricanes on cargo operations in the Southeast.
Revenue
The domestic market continued to be impacted by overcapacity in the third quarter which pressured unit revenue. The Company reported total revenue of $249 million for the third quarter, which was 0.2% greater than the third quarter of 2023. Scheduled service TRASM(4) of 10.42 cents decreased 11.1% year-over-year, while scheduled service ASMs increased 5.8%. The third quarter 2024 total fare per scheduled passenger of $141 was lower than third quarter 2023 by 7.8% as scheduled service passengers grew 2.0%. The Company’s third quarter charter service revenue was $51 million, an increase of 7.0% year-over-year despite charter block hour growth of only 1.7% and the impact of lower fuel cost reimbursements from our customers.
In the third quarter of 2024, cargo revenue was $29 million, an 11.9% increase versus the third quarter of 2023 on a 3.6% decline in cargo block hours. This improvement was primarily driven by the annual rate escalation which went into effect in mid-December 2023 and the beginning of the new Amazon contract rates which went into effect in June 2024.
Cost

Third quarter CASM fell 1.9% while adjusted CASM(3) was up 3.7% year-over-year. Total GAAP operating expenses increased 3.1% year-over-year, primarily due to a 3.8% increase in total block hours. The top non-fuel expenses that grew faster than the level of flying included ground handling costs, which increased 23.3%, driven by a 5% increase in Passenger segment departures and rate increases at our outsourced ground stations. Landing fees and airport rent increased 14.5% due to the expiration of COVID assistance that airports had used to limit rate increases.

Balance Sheet and Liquidity
Total liquidity(5) was $165 million on September 30, 2024, while the Company’s net debt(6) was $532 million.

(in millions - amounts may not recalculate due to rounding)	September 30, 2024	December 31, 2023
	(Unaudited)
Cash and Cash Equivalents	$56.8	$46.3
Available-for-Sale Securities	83.3	134.2
Amount Available Under Revolving Credit Facility	24.7	24.7
Total Liquidity	$164.8	$205.2

(in millions - amounts may not recalculate due to rounding)	September 30, 2024	December 31, 2023
	(Unaudited)
Total Debt, net	$351.8	$401.6
Finance Lease Obligations	298.5	277.3
Operating Lease Obligations	21.4	18.8
Total Debt, net, and Lease Obligations	671.6	697.7
Cash and Cash Equivalents	56.8	46.3
Available-for-Sale Securities	83.3	134.2
Net Debt	$531.5	$517.2
Fleet
As of September 30, 2024, the Company had 44 aircraft in its passenger service fleet, operated 12 freighter aircraft in its cargo operation and had seven aircraft that are currently on lease to unaffiliated airlines.
Guidance for Fourth Quarter 2024

	Q4 2024	H/(L) vs Q4 2023
Total revenue - millions	$250 to $260	2% to 6%
Economic fuel cost per gallon	$2.47	(20)%
Operating income margin - percentage	7% to 9%	0pp to 2pp
Effective tax rate	23%
Total system block hours - thousands	36.5 to 37.5	2% to 5%

Conference Call & Webcast Details
Sun Country Airlines will host a conference call to discuss its third quarter 2024 results at 8:30 a.m. Eastern Time on Thursday, October 31, 2024. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call.
About Sun Country Airlines
Sun Country Airlines is a new breed of hybrid low-cost air carrier, whose mission is to connect guests to their favorite people and places, to create lifelong memories and transformative experiences. Sun Country dynamically deploys shared resources across our synergistic scheduled service, charter, and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives (“VFR”) passengers and charter customers and providing cargo service to Amazon, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean. For photos, b-roll and additional company information, visit https://www.stories.suncountry.com/multimedia.

End Notes

1 -	Records begin in January 2017
2 -	See additional details, including reconciliations to the most comparable GAAP measures, in the section titled “Non-GAAP financial measures”
3 -	Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, non-cash management stock compensation expense, costs arising from its cargo operations, depreciation and amortization recognized on certain assets that generate lease income, certain commissions, and other costs of selling its vacations product from this measure. See table titled “Reconciliation of CASM to Adjusted CASM”
4 -
Scheduled Service TRASM includes Schedule Service revenue, Ancillary revenue, and ASM generating revenue classified within Other Revenue on the Condensed Consolidated Statement of Operations / Scheduled Service ASMs. Other Revenue includes rental revenue associated with certain assets that generate lease income of approximately $10.1 million and $5.9 million in the three months ended September 30, 2024 and 2023, respectively, and $29.2 million and $11.7 million in the nine months ended September 30, 2024 and 2023, respectively, which is not included.

5 -	Total liquidity = cash and cash equivalents + available-for-sale securities + amount available under revolver
6 -	Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents - available-for-sale securities
Contacts

Investor Relations
IR@suncountry.com
Media
mediarelations@suncountry.com

Forward Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:
• our strategy, outlook and growth prospects;
• our operational and financial targets and dividend policy;
• general economic trends and trends in the industry and markets;
• potential repurchases of our common stock; and
• the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Non-GAAP Financial Measures
We sometimes use information that is derived from the Condensed Consolidated Financial Statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited- amounts may not recalculate due to rounding)

	Three Months Ended September 30,
	2024	2023	% Change
Operating Revenues:
Scheduled Service	$83,784	$96,483	(13.2)
Charter	50,769	47,437	7.0
Ancillary	73,211	70,435	3.9
Passenger	207,764	214,355	(3.1)
Cargo	29,165	26,059	11.9
Other	12,541	8,462	48.2
Total Operating Revenue	249,470	248,876	0.2

Operating Expenses:
Aircraft Fuel	54,737	61,179	(10.5)
Salaries, Wages, and Benefits	80,919	72,541	11.5
Aircraft Rent	—	22	(100.0)
Maintenance	15,973	15,330	4.2
Sales and Marketing	7,748	7,569	2.4
Depreciation and Amortization	23,754	22,762	4.4
Ground Handling	11,568	9,382	23.3
Landing Fees and Airport Rent	15,979	13,958	14.5
Other Operating, net	26,410	27,127	(2.6)
Total Operating Expenses	237,088	229,870	3.1
Operating Income	12,382	19,006	(34.9)

Non-operating Income (Expense):
Interest Income	1,659	2,480	(33.1)
Interest Expense	(11,049)	(11,403)	(3.1)
Other, net	12	(15)	NM
Total Non-operating Expense, net	(9,378)	(8,938)	4.9

Income before Income Tax	3,004	10,068	(70.2)
Income Tax Expense	662	2,477	(73.3)
Net Income	$2,342	$7,591	(69.1)

Net Income per share to common stockholders:
Basic	$0.04	$0.14	(71.4)
Diluted	$0.04	$0.13	(69.2)
Shares used for computation:
Basic	52,876,339	55,435,386	(4.6)
Diluted	54,780,672	58,595,646	(6.5)
NM - not meaningful

	Nine Months Ended September 30,
	2024	2023	% Change
Operating Revenues:
Scheduled Service	$313,056	$360,607	(13.2)
Charter	149,090	143,250	4.1
Ancillary	236,677	205,633	15.1
Passenger	698,823	709,490	(1.5)
Cargo	78,560	74,437	5.5
Other	37,951	20,150	88.3
Total Operating Revenue	815,334	804,077	1.4

Operating Expenses:
Aircraft Fuel	187,229	185,829	0.8
Salaries, Wages, and Benefits	242,516	223,890	8.3
Aircraft Rent	—	2,281	(100.0)
Maintenance	50,129	44,311	13.1
Sales and Marketing	26,819	26,005	3.1
Depreciation and Amortization	71,194	64,577	10.2
Ground Handling	32,090	28,299	13.4
Landing Fees and Airport Rent	44,431	36,847	20.6
Other Operating, net	81,003	81,663	(0.8)
Total Operating Expenses	735,411	693,702	6.0
Operating Income	79,923	110,375	(27.6)

Non-operating Income (Expense):
Interest Income	5,907	7,766	(23.9)
Interest Expense	(33,238)	(31,272)	6.3
Other, net	55	(370)	NM
Total Non-operating Expense, net	(27,276)	(23,876)	14.2

Income before Income Tax	52,647	86,499	(39.1)
Income Tax Expense	13,180	19,963	(34.0)
Net Income	$39,467	$66,536	(40.7)

Net Income per share to common stockholders:
Basic	$0.75	$1.19	(37.0)
Diluted	$0.72	$1.12	(35.7)
Shares used for computation:
Basic	52,866,797	56,051,173	(5.7)
Diluted	54,990,437	59,281,819	(7.2)
NM - not meaningful

KEY OPERATING STATISTICS - amounts may not recalculate due to rounding
The following tables presents key operating statistics and metrics for the three and nine months ended September 30, 2024 and 2023.

	Three Months Ended September 30,
	2024	2023	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	1,288,460	1,252,583	2.9
Available seat miles (ASMs) – thousands	1,530,058	1,446,462	5.8
Load factor	84.2%	86.6%	(2.4)	(3)
Revenue passengers carried	1,112,455	1,090,172	2.0
Departures	7,259	6,878	5.5
Block hours	21,416	19,935	7.4
Scheduled service TRASM(1) - cents	10.42	11.72	(11.1)
Average base fare per passenger	$75.31	$88.50	(14.9)
Ancillary revenue per passenger	$65.81	$64.61	1.9
Total fare per passenger	$141.13	$153.11	(7.8)
Fuel gallons - thousands	16,565	15,536	6.6

Charter Statistics:
Departures	2,809	2,688	4.5
Block hours	5,366	5,274	1.7
Available seats miles (ASMs) - thousands	328,142	322,722	1.7
Fuel gallons - thousands	3,525	3,513	0.3

Cargo Statistics:
Departures	3,519	3,432	2.5
Block hours	8,957	9,287	(3.6)

Total System Statistics:
Average passenger aircraft	43.6	42.0	3.8
Passenger aircraft – end of period	44	42	4.8
Cargo aircraft – end of period	12	12	—
Leased aircraft – end of period	7	5	40.0
Available seat miles (ASMs) – thousands	1,884,889	1,791,485	5.2
Departures	13,730	13,128	4.6
Block hours	36,191	34,874	3.8
Daily utilization – hours	6.8	6.6	3.0
Average stage length – miles	1,001	1,005	(0.4)
Total revenue per ASM (TRASM) - cents	11.15	12.11	(7.9)
Cost per ASM (CASM) - cents	12.58	12.83	(1.9)
Adjusted CASM(2) - cents	8.04	7.75	3.7
Fuel gallons - thousands	20,344	19,262	5.6
Fuel cost per gallon	$2.69	$3.19	(15.7)
Employees at end of period	2,965	2,692	10.1
1 – See note 3 in end notes
2 – See note 4 in end notes
3- Percentage point difference

	Nine Months Ended September 30,
	2024	2023	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	4,335,623	3,900,975	11.1
Available seat miles (ASMs) – thousands	5,098,876	4,489,968	13.6
Load factor	85.0%	86.9%	(1.9)	(3)
Revenue passengers carried	3,437,005	3,093,536	11.1
Departures	22,109	19,456	13.6
Block hours	70,312	61,438	14.4
Scheduled service TRASM(1) - cents	10.95	12.80	(14.5)
Average base fare per passenger	$91.08	$116.57	(21.9)
Ancillary revenue per passenger	$68.86	$66.47	3.6
Total fare per passenger	$159.95	$183.04	(12.6)
Fuel gallons - thousands	54,634	48,046	13.7

Charter Statistics:
Departures	7,638	7,816	(2.3)
Block hours	15,355	15,994	(4.0)
Available seats miles (ASMs) - thousands	937,057	961,953	(2.6)
Fuel gallons - thousands	10,558	11,063	(4.6)

Cargo Statistics:
Departures	9,726	9,643	0.9
Block hours	25,008	25,633	(2.4)

Total System Statistics:
Average passenger aircraft	42.6	41.8	1.9
Passenger aircraft – end of period	44	42	4.8
Cargo aircraft – end of period	12	12	—
Leased aircraft – end of period	7	5	40.0
Available seat miles (ASMs) – thousands	6,108,695	5,516,826	10.7
Departures	39,879	37,295	6.9
Block hours	111,908	104,188	7.4
Daily utilization – hours	7.4	6.9	7.2
Average stage length – miles	1,100	1,088	1.1
Total revenue per ASM (TRASM) - cents	11.58	13.01	(11.0)
Cost per ASM (CASM) - cents	12.04	12.57	(4.2)
Adjusted CASM(2) - cents	7.51	7.56	(0.7)
Fuel gallons - thousands	65,884	59,734	10.3
Fuel cost per gallon	$2.86	$3.12	(8.3)
Employees at end of period	2,965	2,692	10.1
1 – See note 3 in end notes
2 – See note 4 in end notes
3- Percentage point difference

SUMMARY BALANCE SHEET (Dollars in millions) (amounts may not recalculate due to rounding)

	September 30, 2024	December 31, 2023	% Change
	(Unaudited)
Cash & Cash Equivalents	$56.8	$46.3	22.7
Other Current Assets	169.2	225.1	(24.8)
Total Current Assets	226.0	271.4	(16.7)
Total Property & Equipment, net	993.1	969.0	2.5
Other	390.7	383.3	1.9
Total Assets	1,609.9	1,623.6	(0.8)

Air Traffic Liabilities	131.5	158.0	(16.8)
Current Finance Lease Obligations	42.2	44.8	(5.8)
Current Operating Lease Obligations	3.2	2.2	45.5
Current Maturities of Long-Term Debt, net	75.9	74.2	2.3
Income Tax Receivable Agreement Liability	9.5	3.3	187.9
Other Current Liabilities	118.5	136.2	(13.0)
Total Current Liabilities	380.8	418.6	(9.0)
Finance Lease Obligations	256.3	232.5	10.2
Operating Lease Obligations	18.2	16.6	9.6
Long-Term Debt, net	275.9	327.5	(15.8)
Income Tax Receivable Agreement Liability	88.2	97.8	(9.8)
Other	38.0	16.2	134.6
Total Liabilities	1,057.3	1,109.2	(4.7)

Total Stockholders’ Equity	$552.5	$514.4	7.4

SUMMARY CASH FLOW (Dollars in millions) (Unaudited - amounts may not recalculate due to rounding)

	Nine Months Ended September 30,
	2024	2023	% Change
Net Cash Provided by Operating Activities	$74.3	$102.7	(27.7)

Purchases of Property & Equipment	(42.6)	(210.6)	(79.8)
Other, net	63.6	32.4	96.3
Net Cash Provided by (Used in) Investing Activities	20.9	(178.3)	111.7

Common Stock Repurchases	(11.5)	(55.1)	(79.1)
Proceeds from Borrowing	10.0	119.2	(91.6)
Repayment of Finance Lease Obligations	(26.2)	(16.4)	59.8
Repayment of Borrowings	(60.8)	(35.5)	71.3
Other, net	(3.0)	(1.7)	76.5
Net Cash Provided by (Used in) Financing Activities	(91.5)	10.6	NM

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	3.8	(65.0)	105.8
Cash, Cash Equivalents and Restricted Cash – Beginning of the Period	63.7	102.9	(38.1)
Cash, Cash Equivalents and Restricted Cash – End of the Period	$67.4	$37.9	77.8
NM - not meaningful

NON-GAAP FINANCIAL MEASURES
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of Operating Income and Net Income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
The measures described above have limitations as analytical tools. Some of the limitations applicable to these measures include: they do not reflect the impact of certain cash and non-cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate these non-GAAP measures differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, the following non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to the possible differences in the method of calculation and in the items being adjusted.
For the aforementioned reasons, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin have significant limitations which affect their use as indicators of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of GAAP Operating Income to Adjusted Operating Income Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP operating income to adjusted operating income.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating Revenue	$249.5	$248.9	$815.3	$804.1
Operating Income	12.4	19.0	79.9	110.4
Stock Compensation Expense	1.5	1.0	4.6	8.1
Adjusted Operating Income	$13.9	$20.0	$84.5	$118.5

Operating Income Margin	5.0%	7.6%	9.8%	13.7%
Adjusted Operating Income Margin	5.6%	8.1%	10.4%	14.7%

Reconciliation of GAAP Income Before Income Tax to Adjusted Income Before Income Tax Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP income before income tax to adjusted income before income tax.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$2.3	$7.6	$39.5	$66.5
Add: Provision for Income Tax Expense	0.7	2.5	13.2	20.0
Income Before Income Tax, as reported	3.0	10.1	52.6	86.5
Pre-tax margin	1.2%	4.0%	6.5%	10.8%

Stock Compensation Expense	1.5	1.0	4.6	8.1
Tax Receivable Agreement adjustment (1)	—	—	—	(0.4)
Secondary offering costs	—	—	—	0.6
Adjusted Income Before Income Tax	$4.5	$11.1	$57.2	$94.9

Adjusted Pre-tax margin	1.8%	4.5%	7.0%	11.8%

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)

Reconciliation of GAAP Net Income and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share
Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of GAAP net income and earnings per share to adjusted net income and adjusted earnings per share.

	Three Months Ended September 30,
	2024		2023
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$2.3	$0.04	$7.6	$0.13
Stock Compensation Expense	1.5	0.03	1.0	0.02
Income tax effect of adjusting items, net (1)	(0.3)	(0.01)	(0.2)	—
Adjusted Net Income	$3.5	$0.06	$8.4	$0.14

Diluted share count	54.8		58.6

	Nine Months Ended September 30,
	2024		2023
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$39.5	$0.72	$66.5	$1.12
Stock Compensation Expense	4.6	0.08	8.1	0.14
Tax Receivable Agreement adjustment (2)	—	—	(0.4)	(0.01)
Secondary offering costs	—	—	0.6	0.01
Income tax effect of adjusting items, net (1)	(1.1)	(0.02)	(2.0)	(0.03)
Adjusted Net Income	$43.0	$0.78	$72.9	$1.23

Diluted share count	55.0		59.3

(1)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the application period
(2)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)

Reconciliation of GAAP Net Income to Adjusted EBITDA Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following tables present the reconciliation of net income to adjusted EBITDA for the periods presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$2.3	$7.6	$39.5	$66.5
Interest Income	(1.7)	(2.5)	(5.9)	(7.8)
Interest Expense	11.0	11.4	33.2	31.3
Stock Compensation Expense	1.5	1.0	4.6	8.1
Tax Receivable Agreement adjustment (1)	—	—	—	(0.4)
Secondary offering costs	—	—	—	0.6
Provision for Income Taxes	0.7	2.5	13.2	20.0
Depreciation and Amortization	23.8	22.8	71.2	64.6
Adjusted EBITDA	$37.6	$42.8	$155.7	$183.0

Adjusted EBITDA margin	15.1%	17.2%	19.1%	22.8%

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)

Adjusted CASM
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations, stock based compensation, depreciation and amortization recognized on certain assets that generate lease income, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors.

Adjusted CASM excludes fuel costs. By excluding volatile fuel costs that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft and maintenance costs, and productivity, which are more controllable by management.
We have excluded costs related to the cargo operations and depreciation recognized on our aircraft and flight equipment held for operating lease as these operations do not create ASMs. We have entered into a series of aircraft-related transactions where we act as an aircraft lessor. As of September 30, 2024, we leased or subleased seven aircraft. Depreciation expense on these aircraft materially began during the three months ended June 30, 2023. Adjusted CASM further excludes other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any period.
As derivations of Adjusted CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of Adjusted CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the aforementioned reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of CASM to Adjusted CASM Amounts may not recalculate due to rounding, dollar amounts in millions
The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended September 30,
	2024		2023
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$237.1	12.58	$229.9	12.83
Less:
Aircraft Fuel	54.7	2.90	61.2	3.41
Stock Compensation Expense	1.5	0.08	1.0	0.06
Cargo expenses, not already adjusted above	27.1	1.45	26.4	1.48
Sun Country Vacations	0.2	0.01	0.2	0.01
Leased Aircraft, Depreciation and Amortization Expense	2.0	0.10	2.2	0.12
Adjusted CASM	$151.5	8.04	$138.8	7.75

Available seat miles (ASMs) - mm	1,884.9		1,791.5

	Nine Months Ended September 30,
	2024		2023
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$735.4	12.04	$693.7	12.57
Less:
Aircraft Fuel	187.2	3.06	185.8	3.37
Stock Compensation Expense	4.6	0.07	8.1	0.14
Cargo expenses, not already adjusted above	77.4	1.28	77.2	1.40
Sun Country Vacations	1.0	0.02	0.9	0.02
Leased Aircraft, Depreciation and Amortization Expense	6.3	0.10	4.5	0.08
Adjusted CASM	$458.9	7.51	$417.2	7.56

Available seat miles (ASMs) - mm	6,108.7		5,516.8